UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 24, 2018

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

385 Bell St, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Marcus D. Hamilton, the Chief Financial Officer of the Company, agreed to be bound by the terms of the Company’s Severance Plan for Management Employees (the “Severance Plan”). As a result of being bound by the Severance Plan, Mr. Hamilton’s Severance Agreement with the Company dated January 8, 2018 (the “Severance Agreement”) was terminated. The Severance Plan provides for similar payments as the Severance Agreement.

Under the Severance Plan, if the Company terminates Mr. Hamilton for other than cause, death, or disability, the Company will pay Mr. Hamilton amounts equal to (i) twelve (12) months base salary, (ii) the value of the cash incentive plan payment at target performance in the year of termination, and (iii) twelve (12) months of health insurance premiums. The Company’s obligation to match these payments is subject to Mr. Hamilton providing the Company a release, non-disparagement and twelve (12) month non-competition/non-solicitation agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date:	December 31, 2018	By:	/s/ Marcus D. Hamilton
Marcus D. Hamilton
Chief Financial Officer, Secretary and Treasurer
Principal Financial and Accounting Officer